Exhibit 99.1

Form 3 Joint Filer Information

Name:	Genworth Financial, Inc.

Address:	6620 West Broad Street
Richmond, VA 23220

Designated Filer:	Genworth Life Insurance Company

Relationship of Joint Filer to Issuer:	10% Owner

Issuer & Ticker Symbol:	Fifth Street Finance Corporation [FSC]

Date of Event Requiring Statement:	06/11/2008

Name:	Genworth North America Corporation

Address:	6620 West Broad Street
Richmond, VA 23220

Designated Filer:	Genworth Life Insurance Company

Relationship of Joint Filer to Issuer:	10% Owner

Issuer & Ticker Symbol:	Fifth Street Finance Corporation [FSC]

Date of Event Requiring Statement:	06/11/2008